UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2006

ADMAX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

333-130767
 (Commission File Number)

N/A
(I.R.S. Employer Identification No.)

Unit 2300 - 1066 West Hasting Street
Vancouver, British Columbia
Canada V6E 3X2
(Address of principal executive offices, including zip code.)

(604) 601-8274
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K/A is filed by Admax Resources, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 21, 2006, Moen and Company, LLP, Chartered Accountants (“Moen”), resigned as our independent registered public accounting firm because the principal of Moen retired at that date. On August 21, 2006, our Board of Directors authorized the engagement of Michael T. Studer, C.P.A., P.C., an independent registered firm of Certified Public Accountants, as our principal independent accountant.

Neither the reports of Moen on the consolidated financial statements of the Company as of and for the year ended June 30, 2005, nor the reports of Moen on the consolidated financial statements of the Company as of and for the year ended June 30, 2006 contains an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that Moen’s audit report dated July 19, 2006 and December 20, 2005 expressed substantial doubt about our ability to continue as a going concern unless we were able to generate sufficient cash flows to meet our obligations and sustain our operations.

During the years ended June 30, 2005 and 2006 and through the date of dismiss, there were no disagreements with Moen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moen, would have caused Moen to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such periods.

The Company has requested that Moen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.

Item 9.01. Financial Statements and Exhibits

16.1	Letter from Moen & Company, LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Admax Resources, Inc.

Date: September 14, 2006	By:	/s/ Gao, Zhenyong
Gao, Zhenyong
President, Principal Executive Officer and a Member of the Board of Directors